EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A of our report dated March 21, 2013 relating to the financial statements of SuperCom Ltd. appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ BrightmanAlmagor Zohar & Co.
BrightmanAlmagor Zohar & Co.

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

August 23, 2013